UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 27, 2018
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36812	46-5087339
(State or other jurisdiction	h	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 27, 2018, Flex Pharma, Inc. (the “Company") received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that for the past 30 consecutive business days prior to the date of the letter, the market value of “publicly held” shares of the Company was less than $5 million, which does not meet the requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(1)(C) (the “MVPHS Rule”).
In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until March 26, 2019, to regain compliance. To regain compliance with the MVPHS Rule, the market value of the Company’s publicly held shares must meet or exceed $5 million for a minimum of ten consecutive business days during the 180-day grace period.
The Company previously announced that it received a notice on August 13, 2018 that the bid price of the Company’s common stock for the prior 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The Company was provided a period of 180 calendar days, or until February 11, 2019, to regain compliance.
If the Company regains compliance with both rules by the expiration dates of the relevant compliance periods, Nasdaq will provide written confirmation to the Company and close the matter. However, there can be no assurance that the Company will be able to regain compliance or that the Company will be able to maintain its Nasdaq listing.
If the Company fails to regain compliance prior to the expiration dates of the compliance periods including any extensions, Nasdaq will provide written notice to the Company that its securities are subject to delisting. In such event, Nasdaq rules permit the Company to appeal any delisting determination to a Nasdaq Hearings Panel.
The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Global Market under the symbol “FLKS”. The Company is presently evaluating possible courses of action to regain compliance with Nasdaq Listing Rules 5450(a)(1) and 5450(b)(1)(C).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: October 1, 2018
	By:	/s/ John McCabe
John McCabe
Chief Financial Officer